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                 [Letterhead of Winthrop, Stimson, Putnam & Roberts]

                                 September 15, 1998

Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146

NVP Capital III
c/o Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146

          Re:  NVP Capital III Trust Issued Preferred Securities

Ladies and Gentlemen:

          As special tax counsel to Nevada Power Company, a Nevada corporation (the "Company"), and NVP Capital III, a Delaware business trust (the "Issuer"), we have assisted in the preparation of the prospectus (the "Prospectus") that forms a part of the registration statement on Form S-3 under the Securities Act of 1933 (the "Act"), as filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the proposed offering by the Issuer of 2,800,000 of its Trust Issued Preferred Securities ($25 liquidation preference per preferred security), and the proposed issuance by the Company to the Issuer of $70,000,000 aggregate principal amount of its Junior Subordinated Deferrable Interest Debentures due 2038. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus.

          We have examined and relied upon the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, (i) the form of Amended and Restated Declaration of Trust of the Issuer among the Company, as Sponsor, and the several trustees named therein, (ii) the form of Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee, and (iii) the form of Preferred Securities Guarantee Agreement between the Company, as Guarantor, and IBJ Schroder Bank & Trust Company, as Preferred Guarantee Trustee.

          Based on the foregoing and on our consideration of such other information as we have deemed necessary and appropriate, we hereby confirm, subject to the qualifications

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contained therein, our opinion as set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences."

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category or persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   /s/ Winthrop, Stimson, Putnam & Roberts


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